UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2023 (November 14, 2023)

LINDBLAD EXPEDITIONS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35898	27-4749725
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

96 Morton Street, 9th Floor, New York, New York	10014
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code: (212) 261-9000

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock, par value $0.0001 per share	LIND	The NASDAQ Stock Market LLC

Securities registered pursuant to Section 12(g) of the Act:

None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230 .425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01 Entry into a Material Definitive Agreement.

On November 14, 2023, a subsidiary of Lindblad Expeditions Holdings, Inc., Lindblad Expeditions, LLC (the “Company”), entered into a Brand License Agreement (the “Agreement”) with National Geographic Partners, LLC (“National Geographic”) through 2040, subject to earlier termination. The Agreement will replace the Alliance and License Agreement and the Tour Operator Agreement, each dated as of December 12, 2011, as amended, between the Company and National Geographic (the “Existing Agreements”), which are to be terminated in relation to departure dates commencing January 1, 2024 (except for certain other provisions thereof which will survive).

The Agreement is an expansion of our longstanding relationship with National Geographic. Under the Agreement, the Company will continue to collaborate with National Geographic on science, conservation, education, exploration, storytelling, sustainability and photography in order to provide travel experiences and disseminate geographic knowledge around the globe.

Under the Agreement, National Geographic grants the Company a global license to use the National Geographic Expeditions brand to market, sell and operate co-branded trips on expedition ships and river cruises. For trips that are marketed in the U.S. and Canada on ships with less than 295 passengers, this license is exclusive. There is a path to global exclusivity and co-branded river cruise exclusivity upon achieving certain thresholds, and the ability to expand that exclusive license to expedition ships with guest capacity of up to 530 passengers.

Pursuant to the Agreement, each party has communication, sales, marketing and media rights and obligations, including a joint marketing fund and joint marketing, planning, and optimization of resources regarding the generation of guests.

The Company is subject to certain (i) royalty fees, based on performance, which are to be paid to National Geographic in connection with the co-branded partnership for certain travel experiences, and (ii) minimum growth guarantees, for revenue and available guest nights. Under the Agreement, the Company is also required to formalize a fleet modernization plan. The Agreement also contains certain confidentiality, data protection and security requirements, including specific processes and procedures for the handling of any security incidents regarding such information.

National Geographic has certain quality control and approval rights in connection with the Agreement, including a termination right if certain quality or other requirements are not met. The Agreement also provides National Geographic with a termination right if there is a change of control of the Company or in the event of certain license transfers. National Geographic can also terminate the Agreement if, among other things, certain growth and capacity requirements are not met. Each party may terminate the Agreement for material breaches that are not cured timely, or in the event that the rights in the National Geographic IP from National Geographic Society (granted to National Geographic under a separate agreement) are no longer available under the Agreement. In addition to certain surviving indemnification provisions from the Existing Agreements, the Agreement provides for certain indemnification obligations covering third-party claims. The Company’s termination rights include the right to terminate the Agreement or renegotiate the terms of the Agreement with such third party to avoid termination in the event of a direct or indirect ownership change of National Geographic, the result of which National Geographic does not remain an affiliate of Disney in each case where, as a result of such change of control or assignment, National Geographic or its assignee cannot reasonably perform the obligations in a similar manner as National Geographic was reasonably anticipated to perform under the Agreement.

The foregoing description of the Agreement is qualified in its entirety by the full text of the Agreement, a copy of which is attached as Exhibit 10.1 to this Form 8-K.

Item 1.02 Termination of a Material Definitive Agreement.

Reference is made to the termination of the Existing Agreements set forth under Item 1.01 of this Current Report on Form 8-K, which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibit

Exhibit 10.1†*	Brand License Agreement, dated as of November 14, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

†	Schedules and similar attachments to this Exhibit have been omitted pursuant to Item 601(a)(5) of Regulation S-K. Lindblad Expeditions Holdings, Inc. agrees to furnish supplementally a copy of any omitted schedule or exhibit to the U.S. Securities and Exchange Commission upon request.
*	Certain portions of this Exhibit have been redacted pursuant to Item 601(b)(10)(iv) of Regulation S-K. The omitted information is (i) not material and (ii) the type that the Company and Lindblad Expeditions Holdings, Inc. each treat as private or confidential. Lindblad Expeditions Holdings, Inc. agrees to furnish supplementally an unredacted copy of this Exhibit to the U.S. Securities and Exchange Commission upon request.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LINDBLAD EXPEDITIONS HOLDINGS, INC. (registrant)

November 15, 2023	By:	/s/ Craig I. Felenstein
Craig I. Felenstein, Chief Financial Officer

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